GMO Trust
FYE 2/28/05
Annual Expense Ratios
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

Fund Name                                                          Class 3              Class 4            Class 5          Class 6

U.S. Core Fund                                                           0.48%                                                0.39%
Growth Fund                                                              0.48%
Value Fund                                                               0.61%
Short-Duration Investment                                                0.20%
International Intrinsic Value Fund                                                       0.63%
International Small Companies Fund                                       0.75%
Small Cap Value Fund                                                     0.48%
International Bond Fund                                                  0.41%
Emerging Markets Fund                                                                                                         1.01%
Emerging Country Debt Fund                                                               0.60%
Alpha Only                                                               0.73%
Domestic Bond Fund                                                       0.25%
Currency Hedged International Bond Fund                                  0.41%
Inflation Indexed Bond Fund                                              0.51%
Currency Hedged International Equity Fund                                0.69%
Real Estate Fund                                                         0.48%
Core Plus Bond Fund                                                      0.41%
Emerging Countries Fund                                                  1.10%
International Growth Fund                                                0.69%
U.S. Quality Equity Fund                                                                 0.44%
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